Exhibit 8.1

GRAUBARD MILLER

The Chrysler Building

405 Lexington Avenue, 11th Floor

New York, NY 10174

September 3, 2021

Motion Acquisition Corp.

c/o Graubard Miller

The Chrysler Building

405 Lexington Avenue, 11th Floor

New York, NY 10174

Ladies and Gentlemen

We have acted as counsel to Motion Acquisition Corp., a Delaware corporation (“Motion”), in connection with the filing of a Registration Statement on Form S-4/A (File No. 333-257681)(the “Registration Statement”), with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the business combination agreement, dated as of March 8, 2021, (as may be amended from time to time, the “Business Combination Agreement”), entered into by and among Motion, Motion Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of Motion (“Merger Sub”), and Ambulnz, Inc., a Delaware corporation (“DocGo”)(the “Merger”). As a result of the Merger, and upon consummation of the Business Combination and the other transactions contemplated by the Business Combination Agreement (the “Transactions”), DocGo will become a wholly-owned subsidiary of Motion, with the securityholders of DocGo becoming securityholders of Motion. The Transactions are described in the Registration Statement.

In connection with the opinions expressed herein, we have examined the Registration Statement (including the proxy statement/prospectus included therein) and such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

We have assumed that (i) the Merger will be effected in accordance with the Business Combination Agreement and none of the material terms and conditions of the Business Combination Agreement have been or will be waived or modified, (ii) the statements set forth in the Business Combination Agreement are true, correct and complete and will remain accurate and complete at all times up to and including the effective time of the Registration Statement, (iii) any representations made in the Business Combination Agreement “to the knowledge of,” or based on the belief or that are similarly qualified, are accurate and complete and will remain accurate and complete at all times up to and including the effective time, in each case without such qualification, and (iv) there are no understandings between any of the parties that would alter, or are inconsistent with, the terms or representations set forth in the Business Combination Agreement. We also have assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Business Combination Agreement.

Based on the foregoing and subject to the further assumptions, qualifications and limitations set forth herein and in the Registration Statement (including the proxy statement/prospectus included therein), the statements in the Registration Statement under the caption titled “U.S. Federal Income Tax Considerations — Tax Consequences of the Merger,” insofar as such statements summarize U.S. federal income tax law or legal conclusions with respect thereto, constitute our opinion regarding such material U.S. federal income tax consequences of the Transactions solely with respect to the holders of Motion Common Stock.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations issued thereunder, Internal Revenue Service pronouncements, and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretation, possibly with retroactive effect. We express no opinion other than as to the federal income tax laws of the United States of America and do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed above. Our opinion is not binding upon the IRS or the courts, and there is no assurance that the IRS or a court will not take, and possibly sustain, a contrary position.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to our firm name whenever appearing therein with respect to the discussion of the material U.S. federal income tax consequences of the Transactions. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act.

Very truly yours,

/s/ Graubard Miller